SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2)
[ ]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12


                          RJR Nabisco Holdings Corp.

               (Name of Registrant as Specified In Its Charter)

                          RJR Nabisco Holdings Corp.

                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
[ ]      $500 per each party to the controversy pursuant to Exchange Act Rule
14a-6(i)(3).
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

         (1)   Title of each class of securities to which transaction applies:


         (2)   Aggregate number of securities to which transaction applies:


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


         (4)   Proposed maximum aggregate value of transaction:


         (5)   Total fee paid:


[x]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:


         (2)   Form, Schedule or Registration Statement No.:


         (3)   Filing Party:


         (4)   Date Filed:



                              [RJR Nabisco Logo]





                                       February 2, 1996








Dear Colleagues:

               By now, if you hold shares of RJR Nabisco stock in our Capital Investment or Savings Plans, you have probably received materials from Bennett LeBow, Carl Icahn and the Brooke Group and also from RJR Nabisco in separate mailings through Wachovia Bank.

               These materials relate to the solicitation of consents for a proposal suggesting an immediate spin-off of Nabisco, which our company's board believes would undermine - not enhance - the interests of the company and its shareholders, and on changes to our by-laws, which we believe would facilitate a minority group of shareholders' attempt to gain control of our company.

               We advise you NOT to sign or return any of the BLUE consent cards sent to you by the LeBow/Icahn group or its agents, including Brooke Group.


               We ask that you sign, date and return the YELLOW revocation of consent card, using the enclosed postage-paid envelope. If you have any questions or need assistance in completing the YELLOW revocation of consent card, please call our solicitors: MacKenzie Partners, Inc., toll free, at 1-800-322-2885 or D.F. King & Co., Inc., toll free, at
1-800-290-6430.

                                       Sincerely,



                                       /s/ Charles Blixt
                                       ___________________________
                                           Charles Blixt
                                            Senior Vice President and
                                            General Counsel





                                       February 2, 1996




Dear Colleagues:

               By now, if you hold shares of RJR Nabisco stock in our Capital Investment or Savings Plans, you have probably received materials from Bennett LeBow, Carl Icahn and the Brooke Group and also from RJR Nabisco in separate mailings through Wachovia Bank.

               These materials relate to the solicitation of consents for a proposal suggesting an immediate spin-off of Nabisco, which our company's board believes would undermine - not enhance - the interests of the company and its shareholders, and on changes to our by-laws, which we believe would facilitate a minority group of shareholders' attempt to gain control of our company.

               We advise you NOT to sign or return any of the BLUE consent cards sent to you by the LeBow/Icahn group or its agents, including Brooke Group.


               We ask that you sign, date and return the YELLOW revocation of consent card, using the enclosed postage-paid envelope. If you have any questions or need assistance in completing the YELLOW revocation of consent card, please call our solicitors: MacKenzie Partners, Inc., toll free, at 1-800-322-2885 or D.F. King & Co., Inc., toll free, at
1-800-290-6430.

                                       Sincerely,



                                       /s/ John Manfredi
                                       ------------------------
                                       John Manfredi
                                       Senior Vice President